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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 10, 1998



                          MINDSPRING ENTERPRISES, INC.
            --------------------------------------------------------
             (Exact name of registrant as specified in its charter)



             DELAWARE                    0-27890                58-2113290
---------------------------------      -----------         --------------------
   (State or other jurisdiction        (Commission             (IRS Employer
         of incorporation)             File Number)          Identification No.)



              1430 WEST PEACHTREE ST., SUITE 400, ATLANTA, GA 30309
             -------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (404) 815-0770
                                                          ----------------




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ITEM 5.     OTHER EVENTS.

           On September 10, 1998, MindSpring Enterprises, Inc., a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Spry, Inc., a Washington corporation ("Spry") and America Online, Inc., a Delaware corporation ("AOL"), pursuant to which the Company agreed to acquire certain of the tangible and intangible assets and rights in connection with the consumer dial-up Internet access business currently operated by Spry in the United States (the "Business"), including (i) approximately 180,000 of Spry's subscriber contracts relating to the Business;
(ii) leases for a customer support facility and a network operations facility located in Seattle, Washington; (iii) certain contracts with original equipment manufacturers; (iv) the trademarks, service marks, registrations, and applications for "Spry," "SpryNet" and design forms thereof; (v) certain intellectual property of Spry used or useful in connection with the Business;
(vi) all engineering, business and other books, papers, files and records directly related to the Business; (vii) all manufacturer's warranties with respect to the assets being acquired, if any, to the extent assignable; and
(viii) certain other tangible assets such as computers and furniture used or useful in connection with the Business (collectively, the "Assets"). The Company intends to use the Assets in a manner similar to the manner in which Spry used the Assets.

           The Company agreed to purchase the Assets for an aggregate cash purchase price equal to (a) the product of (i) Two Hundred Fifty Dollars ($250.00) and (ii) the number of Spry subscribers who successfully transition to the Company's service after two full billing periods following the closing of this transaction, less (b) the cost of certain obligations of Spry to be assumed by the Company. The Company expects to pay Spry between $35 million and $45 million from cash on hand in connection with this transaction. The Company expects the transaction to be completed later this fall, subject to certain customary closing conditions.

           The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release, dated September 10, 1998, issued by the Company regarding the above-described transaction is attached as Exhibit 99.1 hereto.


ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.



(c)        Exhibits.
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
2.1 Asset Purchase Agreement, dated as of September 10, 1998, by and among America Online, Inc., Spry, Inc., and MindSpring Enterprises,
           Inc.

99.1       Press release issued by the Company dated September 10, 1998.


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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      MINDSPRING ENTERPRISES, INC.



                                      /s/ Michael G. Misikoff
                                      ------------------------------------------
                                      Michael G. Misikoff
                                      Vice President and Chief Financial Officer



Date: September 15, 1998




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                                  EXHIBIT INDEX


EXHIBIT NUMBER                    EXHIBIT
-------------------------------------------------------------------------

       2.1        Asset Purchase Agreement, dated as of September 10, 1998, by and among America Online, Inc., Spry, Inc., and MindSpring Enterprises,
                  Inc.

      99.1        Press release issued by the Company dated September 10, 1998.